Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued i) our reports dated September 1, 2005 accompanying the consolidated financial statements of Energy Transfer Equity, L.P. as of August 31, 2004 and 2003 and for the year ended August 31, 2004 and the eleven months ended August 31, 2003; and the consolidated balance sheet of LE GP, LLC as of August 31, 2004; ii) our report dated November 11, 2004 accompanying the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2003 and for the period ended January 19, 2004 and for each of the two years in the period ended August 31, 2003; and iii) our report dated October 25, 2002 accompanying the financial statements of Bi-State Propane as of and for the year ended August 31, 2002, contained in the Amendment No. 1 to the Registration Statement on Form S-1/A of Energy Transfer Equity, L.P. We consent to the use of the aforementioned reports in the Amendment No. 1 to the Registration Statement and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Tulsa, Oklahoma

October 11, 2005